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                                                                    Exhibit 10.5

                      EXECUTIVE RETENTION PROGRAM ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT


            The following provisions are hereby incorporated into, and are hereby made a part of that certain Stock Option Agreement (the "Option Agreement") by and between Broadcom Corporation, a California corporation (the "Corporation"), and ________________________ ("Optionee") evidencing a stock option granted this day to Optionee (the "Option") under the terms of the Corporation's 1998 Stock Incentive Plan, as amended and restated (the "Plan"). The provisions of this Addendum shall be effective immediately.

            Optionee is a participant in the Corporation's special retention program pursuant to the terms of the letter agreement between the Corporation and Optionee dated ___________, 200__ (the "Retention Program Agreement"). The purpose of this Addendum is to supplement the terms of the Option Agreement so that those terms conform to the special benefits to which Optionee will become entitled pursuant to the Retention Program Agreement should Optionee's employment with the Corporation terminate under certain specified circumstances.

            All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Retention Program Agreement, including the Appendix thereto.

                             SPECIAL OPTION BENEFITS

            1. If an Event should occur during the Term the Retention Program Agreement is in effect, and within nine (9) months after that Event, either the Corporation terminates the Optionee's employment other than for Cause or Disability, or Optionee terminates his employment with the Corporation for Good Reason, then Optionee shall immediately become entitled to the following additional benefits to the extent the Option is at that time outstanding:

                  (i) Optionee shall, immediately on the Date of Termination, be credited with an additional twenty-four (24) months of employment with the Corporation for purposes of the vesting schedule in effect for the Option so that Optionee shall be immediately vested in the Option to the same extent as if Optionee had completed an additional twenty-four (24) months of employment with the Corporation prior to the Date of Termination, and

                  (ii) the Option shall remain exercisable, for any or all of the shares in which the Optionee is vested on the Date of Termination (including the shares which vest on an accelerated basis in accordance with subparagraph (i) above), until the EARLIER of (A) the expiration of the twenty-four (24)-month period measured from the Date of Termination or (B) the specified expiration date of the Option term.

            2. To the extent any of the benefits provided pursuant to this Addendum shall be deemed to constitute a parachute payment under Section 280G of the Internal Revenue Code,
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then those benefits shall be subject to the parachute payment limitation provisions of the Retention Program Agreement.

            3. In no event shall Optionee be entitled to any benefits pursuant to this Addendum unless (i) Optionee shall have executed and delivered to the Corporation the general release required under Paragraph 9(b) of the Appendix to the Retention Program Agreement, (ii) such release shall have become effective in accordance with applicable law, and (iii) Optionee is in material compliance with his obligations to the Corporation pursuant to his Confidentiality and Invention Assignment Agreement during and subsequent to the term of the Retention Program Agreement.

            4. To the extent the provisions of this Addendum conflict with the provisions of the Option Agreement (including, without limitation, the provisions of Paragraph 5 of such Option Agreement), the provisions of this Addendum shall be controlling.

            5. Except to the extent modified by this Addendum, all the terms and conditions of the Option Agreement shall continue in full force effect.

            6. Optionee hereby acknowledges that the Option shall cease to qualify for favorable tax treatment as an incentive stock option under the federal tax laws (if the Option is designated as an Incentive Stock Option in the Notice of Grant of Stock Option relating to such Option) if (and to the extent) the Option is exercised: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability. For purposes of this Paragraph 6, the terms "EMPLOYEE" and "PERMANENT DISABILITY" shall have the meanings assigned to them in the Option Agreement.

            IN WITNESS WHEREOF, BROADCOM CORPORATION has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.

                                 BROADCOM CORPORATION


                                 By:
                                        --------------------------------------
                                 Title:
                                        --------------------------------------

                              OPTIONEE

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EFFECTIVE DATE:                  , 200
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